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                                                              EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We have issued our report dated March 8, 1996, accompanying the consolidated financial statements included in the Annual Report of Bayport Restaurant Group, Inc. and Subsidiaries on Form 10-K for the year ended December 25, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of Landry's Seafood Restaurants, Inc. and Subsidiaries on Amendment No. 1 to Form S-3 (File No. 333-4234) and to the use of our name as it appears under the caption "Experts."

                                          GRANT THORNTON LLP

Miami, Florida

May 15, 1996